                                                                    Exhibit 99.2

UBS Financial Services Inc.
1200 Harbor Boulevard
 Weehawken, New Jersey 07086                             March 20 , 2007

Investors Bank & Trust Company
Hancock Tower
200 Clarendon Street
Boston, Massachusetts  02116

           Re: Equity Opportunity Trust, Value Select Ten Series 2007B
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Ladies and Gentlemen:

     We have served as counsel for UBS Financial Services Inc. as sponsor and depositor ("Sponsor") of Equity Opportunity Trust, Value Select Ten Series 2007B
("Trust") in connection with the preparation, execution and delivery of the
Standard Terms & Conditions of the Trust dated July 1, 1998, as amended, and the
Trust Indenture dated as of March 20 , 2007 between the Depositor, and Investors
Bank & Trust Company, as Trustee ("Trustee") pursuant to which the Depositor has deposited the securities listed in Schedule A to the Trust Indenture
("Securities") and pursuant to which the Trust has issued an initial 1,000,000 units of fractional undivided interest in the Trust ("Units").

     In this regard, we have examined executed originals or copies of the following:

     (a) The Restated Certificate of Incorporation, as amended, and the By-Laws of the Sponsor, as amended, certified by the Secretary of the Sponsor on the date hereof;

     (b) Resolutions of the Board of Directors of the Sponsor adopted on
December 3, 1971 relating to the Trust and the sale of the Units, certified by the Secretary of the Sponsor on the date hereof;

     (c) Resolutions of the Executive Committee of the Sponsor adopted on
September 24, 1984, certified by the Secretary of the Sponsor on the date hereof;

     (d) Resolutions of the Board of Directors of the Sponsor adopted on June 9,
2003, certified by the Secretary of the Sponsor on the date hereof;

     (e) Powers of Attorney as set forth in the certificate of the Secretary of the Sponsor dated the date hereof;

     (f) The Registration Statement ("Registration Statement") on Form S-6 (File
No. 333-140873) filed with the Securities and Exchange Commission ("Commission")
in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "1933
Act") and amendments thereto including Amendment No. 1 ("Amendment No. 1")
proposed to be filed on March 20 , 2007 (the "Registration Statement");

     (g) The Notification of Registration of the Trust filed with the Commission under the Investment Company Act of 1940, as amended (the "1940 Act") on Form
N-8A, as amended;

     (h) The registration of the Trust filed with the Commission under the 1940
Act on Form N-8B-2 (File No. 811-3722), as amended;

     (i) The prospectus included in Amendment No. 1 ("Prospectus");

     (j) The Standard Terms and Conditions of the Trust dated as of July 1,
1998, as amended, executed by the Sponsor and Investors Bank & Trust Company
("Trustee")("Standard Terms");

     (k) The Trust Indenture dated as of March 20 , 2007 between the Sponsor and the Trustee ("Trust Indenture" and, collectively with the Standard Terms,
"Indenture and Agreement");

     (l) The Closing Memorandum dated March 20 , 2007 , between the Sponsor and the Trustee ("Closing Memorandum");

     (m) Officers Certificates required by the Closing Memorandum; and

     (n) Such other pertinent records and documents as we have deemed necessary.
With your permission, in such examination, we have assumed the following:
(a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) except as specifically covered in the opinions set forth below, the due authorization, execution, and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid, and binding effect thereof on such parties; and (e) the absence of any evidence extrinsic to the provisions of the written agreement(s) between the parties that the parties intended a meaning contrary to that expressed by those provisions. However, we have not examined the Securities nor the contracts for the Securities.

     We express no opinion as to matters of law in jurisdictions other than the laws of the State of New York (except for "Blue Sky" laws) and the federal laws of the United States, except to the extent necessary to render the opinion as to the Sponsor and the Indenture and Agreement in paragraphs (i) and (iii) below with respect to Delaware law. As you know we are not licensed to practice law in the State of Delaware, and our opinion in paragraphs (i) and (iii) as to
Delaware law is based solely on review of the General Corporation Law of the
State of Delaware.

     Based upon such examination, and having regard for legal considerations which we deem relevant, we are of the opinion that:

     (i) The Sponsor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full corporate power to conduct its business as described in the Prospectus;

     (ii) The Sponsor is duly qualified as a foreign corporation and is in good standing as such within the State of New York;

     (iii) The Indenture and Agreement has been duly authorized, executed and delivered by the Sponsor and, assuming the due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its terms;

     (iv) The Trust has been duly formed and is validly existing as an investment trust under the laws of the State of New York and has been duly registered under the Investment Company Act of 1940;

     (v) The terms and provisions of the Units conform in all material respects to the description thereof contained in the Prospectus;

     (vi) The consummation of the transactions contemplated under the Indenture and Agreement and the fulfillment of the terms thereof will not be in violation of the Sponsor's Restated Certificate of Incorporation, as amended, or By-Laws, as amended and will not conflict with any applicable laws or regulations applicable to the Sponsor in effect on the date hereof;

     (vii) The Units to be issued by the Trust, and recorded on its registration books in accordance with the Indenture and Agreement against payment therefor, as described in the Registration Statement and Prospectus will constitute fractional undivided interests in the Trust enforceable against the Trust in accordance with their terms, will be entitled to the benefits of the Indenture and Agreement and will be fully paid and non-assessable; and

     (viii) While the Registration Statement has not yet become effective we have no reason to believe that it will not become effective on the date and at the time requested therein pursuant to Rule 487 promulgated under the 1933 Act.

     In addition, we have participated in conferences with representatives of the Sponsor, the Trustee, the Trust's independent registered public accountants and others concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements. Based upon and subject to the foregoing, nothing has come to our attention to cause us to believe that the
Registration Statement, as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the
Prospectus, as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to the financial statements, schedules and other financial and statistical information contained in the Registration Statement or the Prospectus).

     Our opinion that any document is valid, binding, or enforceable in accordance with its terms is qualified as to:

     (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the enforcement of creditors' rights generally;

     (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

     (c) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name wherever it appears in the
Registration Statement and the Prospectus.

                                                   Very truly yours,

                                                  /s/ KATTEN MUCHIN ROSENMAN LLP
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                                                      KATTEN MUCHIN ROSENMAN LLP